UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase

On December 19, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with CompuSystems, Inc., an Illinois corporation (“CSI”), pursuant to which the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the assets and interests used in the Acquired Business (as defined in the Asset Purchase Agreement), and products and services solely to the extent they utilize the Transferred Assets (as defined in the Asset Purchase Agreement), including CSI’s customer contracts trademarks, and other intellectual property.

Pursuant to the Asset Purchase Agreement, the Company has agreed to acquire the Transferred Assets for an aggregate purchase price of (the “Purchase Price”), which shall consist of (i) the Exclusivity Payment Fee (as defined in the Asset Purchase Agreement) of $1,000,000, (ii) the Breakup Fee (as defined in the Asset Purchase Agreement) of $1,000,000, (iii) an amount in cash equal to $10,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted common stock of the Company, par value $0.0001 per share (the “Common Stock”) (the “Closing Stock Consideration”), (v) $5,000,000 payable in the form of a convertible note (the “First Convertible Note”) issued by the Company to CSI, (vi) $5,000,000 payable in the form of a convertible note (the “Second Convertible Note”, and together with the First Convertible Note, the “Notes”) issued by the Company to CSI, and (vii) the assumption of the Transferred Liabilities (as defined in the Asset Purchase Agreement), which clauses (i) through (vii) above, collectively, shall comprise the total consideration to be paid for the Transferred Assets. The Exclusivity Payment Fee is non-refundable and is required to be paid to CSI within six business days after the date of the Asset Purchase Agreement. The Breakup Fee is required to be delivered to an escrow agent within six business days after the date of the Asset Purchase Agreement and is refundable under certain circumstances as set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain third-party consents and agreements.

Pursuant to the Asset Purchase Agreement, in the event that the Company is unable to obtain the prior written consent of the requisite stockholders to obtain the Company stockholders’ approval of the transactions contemplated by the Asset Purchase Agreement and file an information statement with respect thereto, the Company shall (i) establish a record date for a special general meeting of its stockholders (the “Purchaser Stockholders Meeting”) for the purpose of seeking the Company stockholders’ approval of the transactions contemplated by the Asset Purchase Agreement, which record date shall be as promptly as possible following the date of the Asset Purchase Agreement, (ii) duly convene and give notice of the Purchaser Stockholders Meeting as promptly as practicable and mail a proxy statement (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) to the stockholders of the Company and (iii) hold the Purchaser Stockholders Meeting, and use commercially reasonable efforts to solicit the Company stockholders’ approval. The Company may postpone, recess or adjourn the Purchaser Stockholders Meeting (i) with the consent of CSI, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholder of the Company within a reasonable amount of time in advance of the Purchaser Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Company stockholders’ approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Company stockholders’ approval, as applicable, or (iv) as may be required by applicable law or the charter documents of the Company.

Pursuant to the Asset Purchase Agreement, the Asset Purchase Agreement can be terminated by mutual written consent of the parties, and also by either party after March 31, 2025 (the “Outside Date”), if the closing shall have not been consummated by the Outside Date. Additionally the Asset Purchase Agreement can be terminated by either party if a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the purchase has been issued by any governmental authority or if either party is in breach of the Asset Purchase Agreement, not capable of being cured.

The securities to be issued in the asset purchase will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under Regulation D of the Securities Act.

Convertible Notes

Pursuant to the Asset Purchase Agreement, in connection with the closing, the Company will issue the Notes in an aggregate principal amount of $10,000,000, each due on the second anniversary of the closing (the “Maturity Date”). The Company agreed to pay interest on the aggregate unconverted and then outstanding principal amount of the Note at the rate of five percent (5%) per annum. The Company agreed to pay interest accruing from the six-month anniversary of the closing on the First Convertible Note and from the nine-month anniversary of the closing on the Second Convertible Note on the unpaid balance of such principal amount no less frequently than quarterly per calendar quarter. The payment of the accrued interest shall occur on the last business day of each calendar quarter.

The First Convertible Note can be converted, partially or entirely, into shares of Common Stock, any time after the six-month anniversary of the closing until the First Convertible Note is fully paid off. The Second Convertible Note can be converted, partially or entirely, into shares of Common Stock, any time after the nine-month anniversary of the closing until the Second Convertible Note is fully paid off. Both Notes use a conversion price equaling to the average VWAP during the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the conversion date subject to a floor price of $1.40 per share and ceiling price of $2.50 per share (the “Conversion Date”). The entire outstanding principal and accrued interest shall automatically be converted into shares of Common Stock on the Maturity Date at the Conversion Price.

The Notes include customary event of default provisions. Upon the occurrence of an event of default, the Notes and all amounts due thereunder shall become immediately due and payable in cash without notice. Additionally, upon the occurrence of an event of default, CSI is entitled to increase the rate of interest on the aggregate outstanding principal balance and any other amounts then owing by Company to CSI to ten percent (10%) per annum.

Voting Agreement

Pursuant to the Asset Purchase Agreement, the Company agreed to cause the majority of the stockholders of the Company (each, a “Supporting Person”) to execute a voting agreement (the “Voting Agreement”) by December 30, 2024, pursuant to which each Supporting Person has agreed, among other things, to vote its shares of Common Stock in favor of the asset purchase at meetings of the Company’s shareholders convened to approve the Asset Purchase Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the date that the shareholder resolutions are approved, (b) the termination of the Asset Purchase Agreement in accordance with its terms, and (c) the termination of the Voting Agreement in accordance with its terms.

The foregoing summary of the Asset Purchase Agreement, the Notes, and the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed (without exhibits and schedules) as Exhibit 2.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference regarding the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Form 8-K is incorporated herein by reference. The Closing Stock Consideration have not been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01 Other Events.

On December 26, 2024, the Company issued a press release (the “Press Release”) announcing the entry into the Asset Purchase Agreement, and that the Company, CSI and Data Vault Holdings Inc. managements will co-host a special investor conference call at 8:00 am PT / 11:00 am ET, on Monday, December 30, 2024.

A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated December 19, 2024, by and between WiSA Technologies, Inc. and CompuSystems, Inc.
4.1	Form of Note
10.1	Form of Voting Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

THIS FORM 8-K IS ONLY A BRIEF DESCRIPTION OF THE TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY MAY FILE A PROXY STATEMENT AND OTHER REQUIRED MATERIALS WITH THE SEC CONCERNING THE TRANSACTION. IF THE COMPANY FILES A PROXY STATEMENT, A COPY OF ALL FINAL PROXY MATERIALS WILL BE SENT TO STOCKHOLDERS PRIOR TO THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO WISA TECHNOLOGIES, INC., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006, ATTENTION: SECRETARY.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transactions set forth herein. Information concerning such participants will be set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders or a special meeting of stockholders, which will be filed with the SEC on Schedule 14A. To the extent that holdings of the Company’s securities change since the amounts printed in the Company’s proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 or other filings filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the transactions set forth herein will be included in the proxy statement.

This Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions described herein. This Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to the proposed asset purchase, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the implied valuation of CSI, the products offered by CSI and the markets in which CSI operates, and the Company’s projected future results. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Asset Purchase Agreement by the stockholders of the Company, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, performance, and business generally, (v) the inability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees, (vi) costs related to the asset purchase, (vii) the outcome of any legal proceedings that may be instituted against the Company or CSI following the announcement of the proposed asset purchase, (viii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed asset purchase, and identify and realize additional opportunities, (ix) the risk of downturns and the possibility of rapid change in the highly competitive industries in which the Company and CSI operate, (x) the risk that any adverse changes in CSI’s relationships with buyer, sellers and distribution partners may adversely affect the predicted business, financial condition and results of operations, (xi) the risk that periods of rapid growth and expansion could place a significant strain on the Company’s resources, including its employee base, which could negatively impact the Company’s operating results, (xii) the risk that the Company may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all, (xiii) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, and (xiv) the risk that the Company is unable to secure or protect its intellectual property. There may be additional risks that the Company presently do not know or that the Company currently believes are immaterial that could also cause results to differ from those contained in any forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer